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Exhibit 10.1

WAIVER

    WAIVER (this "Waiver"), dated as of July 25, 2001, among ELGAR HOLDINGS, INC. ("Holdings"), ELGAR ELECTRONICS CORPORATION (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

    WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of February 3, 1998, and amended and restated as of May 29, 1998 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

    WHEREAS, the parties hereto wish to waive and/or modify certain provisions of the Credit Agreement as herein provided; and

    WHEREAS, subject to the terms and conditions of this Waiver, the parties hereto agree as follows;

    NOW, THEREFORE, it is agreed:

1.
The Banks hereby waive (i) the Events of Default that have occurred under Section 10.03(i) of the Credit Agreement solely as a result of (x) Holdings' and the Borrower's failure to be in compliance with Sections 9.07 and 9.09 of the Credit Agreement for the Test Period ended closest to June 30, 2001 and (y) Holdings' and the Borrower's failure to be in compliance with Section 9.08 of the Credit Agreement for the period from the last day of Holdings' fiscal quarter ended closest to June 30, 2001 through and including the Waiver Effective Date (as defined below) and (ii) Holdings' and the Borrower's required compliance with Section 9.08 of the Credit Agreement for the period from the Waiver Effective Date through and including the day before Holdings' and the Borrower's fiscal quarter ending closest to September 30, 2001.

2.
Holdings, the Borrower and the Banks hereby agree that, notwithstanding anything to the contrary contained in Section 9.03(ii) of the Credit Agreement, no Dividends may be paid pursuant to such Section without the prior written consent of the Required Banks.

3.
This Waiver shall become effective on the date (the "Waiver Effective Date") when each of Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at the Notice Office.

4.
In order to induce the Banks to enter into this Waiver, each of Holdings and the Borrower hereby represents and warrants that no Default or Event of Default exists on the Waiver Effective Date, after giving effect to this Waiver.

5.
This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts hereof shall be delivered to Holdings, the Borrower and the Agent.

6.
THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

7.
From and after the Waiver Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

8.
This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

* * *

    IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first above written.

ELGAR HOLDINGS, INC.

By:	/s/ KENNETH R. KILPATRICK Title: President and Chief Executive Officer

ELGAR ELECTRONICS CORPORATION

By:	/s/ KENNETH R. KILPATRICK Title: President and Chief Executive Officer

BANKERS TRUST COMPANY, Individually and as Agent

By:	/s/ GREGORY SHEFRIN Title: Director

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  Exhibit 10.1
WAIVER